POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Traci Christensen, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
 undersigned, in the undersigned's capacity as an officer and/or director and/or 10% beneficial owner of MedicalCV, Inc. (the "Company"),
 Forms 3, 4 and 5 in accordance
 with Section 16(a) of the Securities
 Exchange Act of 1934, as amended, and the rules thereunder;

(2)	do and perform any and all acts for and on
 behalf of the undersigned which may be
 necessary or desirable to complete and
 execute any such Form 3, 4 or 5 and timely file such form with the United States
 Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever
 in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 16th day of February, 2004.

      			/s/ John H. Jungbauer